Exhibit 99.1

LIBERTY MEDIA FILES SUIT AGAINST INDENTURE TRUSTEE

SEEKING DECLARATORY JUDGMENT AND INJUNCTIVE RELIEF

ENGLEWOOD, Colo., August 6, 2010.  Liberty Media Corporation (Nasdaq: LINTA, LINTB, LCAPA, LCAPB, LSTZA, LSTZB) today announced that it and its subsidiary Liberty Media, LLC have filed suit in the Delaware Court of Chancery against The Bank of New York (“BNY”), in BNY’s capacity as trustee under the indenture governing Liberty Media, LLC’s public indebtedness.  The suit seeks a declaratory judgment by the court that the previously announced plan to split-off (the “Split-Off”) the businesses, assets and liabilities currently attributed to Liberty Media Corporation’s Liberty Capital and Liberty Starz tracking stock groups will not constitute a disposition of all or substantially all the assets of Liberty Media, LLC under the indenture.  The suit, which also seeks related injunctive relief, was filed in response to assertions made by a law firm purporting to represent a holder of a substantial block of Liberty Media, LLC’s indebtedness.

The consummation of the Split Off will be conditioned on the resolution of this lawsuit, in addition to the conditions previously disclosed.

About Liberty Media Corporation

Liberty Media owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (Nasdaq: LINTA, LINTB), which includes Liberty Media’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Starz group (Nasdaq: LSTZA, LSTZB), which includes Liberty Media’s interest in Starz Entertainment, and (3) the Liberty Capital group (Nasdaq: LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Starz group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty Media’s interest in SIRIUS XM Radio, Inc., and minority equity investments in Time Warner Inc. and Live Nation.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Split-Off and the conditions to its completion, and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the resolution of the lawsuit brought in connection with the Split-Off. These forward looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of Liberty Media stock or the stock of the split-off entity.  The offer and sale of shares in the Split-Off will only be made pursuant to an effective registration statement. Stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because it will contain important information about the transaction.  A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the Split-Off.  Information regarding Liberty Media’s directors and executive officers, those of the split-off entity and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.

Contact: Courtnee Ulrich (720) 875-5420